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                                                                 EXHIBIT 23.1





                        Consent of Independent Auditors





The Board of Directors
Caere Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-35033, 33-49114, 33-32992, 33-66430, 33-81708, 33-87824, 33-81680,
33-60027, 333-02293, and 333-10803) on Form S-8 of Caere Corporation of our reports dated January 28, 1997, relating to the consolidated balance sheets of Caere Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, and the related schedule, which reports appear or are incorporated by reference in the December 31, 1996, annual report on Form 10-K of Caere Corporation.





                             KPMG PEAT MARWICK LLP

                             /s/ KPMG PEAT MARWICK LLP



San Jose, California
March 25, 1997